As filed with the Securities and Exchange Commission on April 28, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SONOCO PRODUCTS COMPANY
(Exact name of registrant as specified in its charter)

South Carolina (State or other jurisdiction of incorporation or organization)	57-0248420 (I.R.S. Employer Identification No.)
1 N. Second St. Hartsville, South Carolina 29550 (Address of principal executive offices) (Zip Code)

Sonoco Products Company 2024 Omnibus Incentive Plan, as amended
(Full title of the plan)

John M. Florence, Jr.

General Counsel, Secretary and Vice President

Sonoco Products Company

1 N. Second St.

Hartsville, South Carolina 29550

(Name and address of agent for service)

(843) 383-7000

(Telephone number, including area code, of agent for service)

Copy to:

Pamela L. Marcogliese

Freshfields US LLP

3 World Trade Center

175 Greenwich Street

New York, New York 10007

(212) 277-4016

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 by Sonoco Products Company (the “Company”) for the purpose of registering an additional 1,430,000 shares of common stock of the Company, no par value (the “Common Stock"), for issuance under the Sonoco Products Company 2024 Omnibus Incentive Plan, as amended (the “Plan”). The Board of Directors of the Company amended the Plan, subject to the approval of the shareholders of the Company, to increase the number of shares of Common Stock available for issuance under the Plan by 1,430,000 (the “Plan Amendment”). On April 15, 2026, the shareholders of the Company approved the Plan Amendment.

The Company previously filed with the U.S. Securities and Exchange Commission (the “Commission”) a Form S-8 (File No.333-279043) registering 2,900,000 Shares under the Plan on May 1, 2024 (together with all exhibits filed therewith or incorporated therein by reference, the “2024 Registration Statement”). In accordance with General Instruction E of Form S-8, the contents of the 2024 Registration Statement are hereby incorporated by reference herein, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)	the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission on February 26, 2026 (the “2025 Form 10-K”);

(b)	the information specifically incorporated by reference into the 2025 Form 10-K from the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 13, 2026;

(c)	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 29, 2026, filed with the Commission on April 28, 2026;

(d)	the Company’s Current Report on Form 8-K filed with the Commission on January 20, 2026 (solely with respect to Item 5.02 therein), as amended by the Company’s Current Report on Form 8-K/A filed with the Commission on February 20, 2026, and the Company’s Current Reports on Form 8-K filed with the Commission on February 12, 2026 (solely with respect to Item 5.02 therein), March 23, 2026, and April 16, 2026; and

(e)	The description of the Company’s common stock, no par value, contained in Amendment No. 4 to the Company’s Registration Statement on Form 8-A, filed with the Commission on June 15, 2020, and any subsequent amendment or report filed for the purpose of updating such description.

All reports and other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K), subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, except as to specific sections of such statements as set forth therein.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

The validity of the shares of Common Stock registered hereby has been passed upon for the Registrant by John M. Florence, Jr., General Counsel, Secretary, and Vice President of the Registrant. Mr. Florence owns shares of, and options on, the Common Stock, both directly and as a participant in various stock and employee benefit plans.

Item 8. Exhibits.

Number	Description
4.1	Restated Articles of Incorporation, as amended April 21, 2022 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed April 22, 2022).
4.2	By-Laws of Sonoco Products Company, as amended October 17, 2023 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed October 19, 2023).
4.3	Sonoco Products Company 2024 Omnibus Incentive Plan (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-8 filed May 1, 2024).
4.4*	Amendment No. 1 to Sonoco Products Company 2024 Omnibus Incentive Plan.
5.1*	Opinion of John M. Florence, Jr.
23.1*	Consent of John M. Florence, Jr. (included in Exhibit 5.1).
23.2*	Consent of PricewaterhouseCoopers LLP.
24.1*	Power of Attorney (included in the signature page to this Registration Statement).
107.1*	Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartsville, State of South Carolina on April 28, 2026.

Sonoco Products Company

By:	/s/ R. Howard Coker
R. Howard Coker
President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”) this Registration Statement on Form S-8 (the “Registration Statement”) has been signed by the following persons in the capacities indicated below. Each of the directors and/or officers of the registrant whose signature appears below hereby appoints R. Howard Coker and Paul Joachimczyk, and each of them severally, as his or her attorney-in-fact to date and file with the Securities and Exchange Commission (the “Commission”) this Registration Statement, and to sign, date and file any and all amendments and post-effective amendments to this Registration Statement, in each case on his or her behalf, in any and all capacities stated below, as appropriate, in such forms as they or any one of them may approve, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement or Registration Statements shall comply with the Securities Act and the applicable rules and regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, and generally to do all such things on their behalf in their capacities as officers and directors to enable the Registrant to comply with the provisions of the Securities Act and all requirements of the Commission.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Date

/s/ R. Howard Coker	April 28, 2026
R. Howard Coker
President and Chief Executive Officer (Principal Executive Officer)

/s/ Paul Joachimczyk	April 28, 2026
Paul Joachimczyk
Chief Financial Officer (Principal Financial Officer)

/s/ Aditya J. Gandhi	April 28, 2026
Aditya J. Gandhi
Chief Accounting Officer (Principal Accounting Officer)

/s/ John R. Haley	April 28, 2026
John R. Haley
Director

/s/ Steven L. Boyd	April 28, 2026
Steven L. Boyd
Director

/s/ Scott A. Clark	April 28, 2026
Scott A. Clark
Director

/s/ Pamela L. Davies	April 28, 2026
Dr. Pamela L. Davies
Director

/s/ Theresa J. Drew	April 28, 2026
Theresa J. Drew
Director

/s/ Philippe Guillemot	April 28, 2026
Philippe Guillemot
Director

/s/ Robert R. Hill, Jr.	April 28, 2026
Robert R. Hill, Jr.
Director

/s/ Eleni Istavridis	April 28, 2026
Eleni Istavridis
Director

/s/ Richard G. Kyle	April 28, 2026
Richard G. Kyle
Director

/s/ Craig L. Nix	April 28, 2026
Craig L. Nix
Director